                                                  AMERICAN SKANDIA TRUST
                                                  SUB-ADVISORY AGREEMENT
                                                  ----------------------

THIS  AGREEMENT  is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the
"Investment Manager") and American Century Investment Management, Inc. (the "Sub-Advisor").

WHEREAS  American  Skandia Trust (the  "Trust") is a  Massachusetts  business  trust  organized  with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "ICA"); and

WHEREAS the trustees of the Trust (the  "Trustees")  have engaged the Investment  Manager to act as investment  manager for the AST American Century Strategic Balanced Portfolio (the "Portfolio")  under the terms of a management  agreement,  dated
May 1, 2003, with the Trust (the "Management Agreement"); and

WHEREAS  the  Investment  Manager  has engaged the  Sub-Advisor  and the  Trustees  have  approved  the  engagement  of the
Sub-Advisor to provide investment advice and other investment services set forth below;

NOW, THEREFORE the Investment Manager and the Sub-Advisor agree as follows:

1.       Investment  Services.  The Sub-Advisor will furnish the Investment  Manager with investment  advisory  services in
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connection  with a  continuous  investment  program  for the  Portfolio  which  is to be  managed  in  accordance  with the investment  objective,  investment  policies and restrictions of the Portfolio as set forth in the Prospectus and Statement of Additional  Information of the Trust and in accordance with the Trust's  Declaration of Trust and By-laws.  Officers and employees of Sub-Advisor  will be available to consult with Investment  Manager and the Trust,  their  officers,  employees and Trustees  concerning  the business of the Trust,  as reasonably  requested from time to time.  Investment  Manager will promptly furnish  Sub-Advisor with any amendments to any of the foregoing  documents (the  "Documents").  Any amendments to the Documents will not be deemed effective with respect to the Sub-Advisor until the Sub-Advisor's receipt thereof.

         Subject to the supervision and control of the Investment Manager,  which is in turn subject to the supervision and control of the Trust's Board of Trustees,  the  Sub-Advisor  will in its discretion  determine and select the securities to be  purchased  for and sold from the  Portfolio  from time to time and will  place  orders  with and give  instructions  to brokers,  dealers  and  others  for all such  transactions  and cause  such  transactions  to be  executed.  Custody of the
Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment  Manager  will  authorize  the
Custodian to honor orders and instructions by employees of the Sub-Advisor  designated by the Investment  Manager to settle transactions  in respect of the  Portfolio.  No assets may be withdrawn  from the  Portfolio  other than for  settlement of transactions  on behalf of the Portfolio  except upon the written  authorization  of appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Advisor  will obtain and evaluate  pertinent  information  about  significant  developments  and economic, statistical  and financial data  concerning the  individual  issuers whose  securities are included in the Portfolio or the activities in which they engage, or with respect to securities which the Sub-Advisor  considers  desirable for inclusion in the Portfolio.

         The Sub-Advisor  represents that it reviewed the Registration  Statement of the Trust, including any amendments or supplements thereto,  and any Proxy Statement relating to the approval of this Agreement,  as filed with the Securities and
Exchange  Commission  and  represents  and warrants that with respect to disclosure  about the  Sub-Advisor  or information relating directly or indirectly to the Sub-Advisor,  such  Registration  Statement or Proxy Statement  contains,  as of the date  thereof,  no untrue  statement  of any  material  fact and does not omit any  statement  of  material  fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

         Sub-Advisor shall use its best judgment, effort, and advice in rendering services under this Agreement.

         In furnishing the services under this Agreement,  the Sub-Advisor will comply with the requirements of the ICA and subchapter M (including,  Section 851(b)(1),  (2), (3) and (4)) and Section 817(h) of the Internal Revenue Code, applicable to the  Portfolio,  and the  regulations  promulgated  thereunder.  Sub-Advisor  shall  comply  with (i)  other  applicable provisions of state or federal law; (ii) the provisions of the  Declaration of Trust and By-laws of the Trust  communicated to the  Sub-Advisor by the Investment  Manager in writing;  (iii) policies and  determinations  of the Trust and Investment
Manager;  (iv) the fundamental  policies and investment  restrictions of the Trust, as set out in the Trust's  registration statement  under the ICA, or as amended by the  Trust's  shareholders;  (v) the  Prospectus  and  Statement  of  Additional
Information  of the Trust;  and (vi)  investment  guidelines  or other  instructions  received in writing  from  Investment
Manager.  Sub-Advisor  shall  supervise  and  monitor  the  activities  of its  representatives,  personnel  and  agents in connection with the investment program of the Portfolio.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisors to provide  investment  advice and other  services in  relation  to  portfolios  of the Trust for which  Sub-Advisor  does not provide  such  services,  or to prevent  Investment  Manager  from  providing  such  services  itself in  relation  to such portfolios.  The Sub-Advisor  and the Investment  Manager  understand and agree that if the Investment  Manager manages the
Portfolio in a  "manager-of-managers"  style, the Investment Manager will, among other things, (i) continually evaluate the performance of the Sub-Advisor through quantitative and qualitative  analysis and consultations with the Sub-Advisor,  (ii)
periodically make  recommendations to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified  or  terminated,  and (iii)  periodically  report to the  Trust's  Board  regarding  the  results of its evaluation and monitoring  functions.  The Sub-Advisor  recognizes that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges  that the Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees  that it shall not  consult  with any other
Sub-Advisor to the Portfolio or the Trust with respect to transactions  in securities for the Portfolio's  portfolio or any other  transactions of Portfolio  assets.  The Sub-Advisor  further  acknowledges  that it shall not consult with any other sub-advisor  of the Portfolio  that is a principal  underwriter  or an affiliated  person of a principal  underwriter  with respect to transactions  in securities for the Portfolio's  portfolio or any other  transactions of Portfolio  assets,  and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the
Portfolio's portfolio as determined by the Investment Manager.

2.       Delivery of Documents to Sub-Advisor.  The Investment  Manager has furnished the  Sub-Advisor  with copies of each
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of the following documents:

         (a)      The Declaration of Trust of the Trust as in effect on the date hereof;

         (b)      The By-laws of the Trust in effect on the date hereof;

         (c)      The  resolutions  of the Trustees  approving the  engagement of the  Sub-Advisor  as  Sub-Advisor  to the
                  Investment Manager and approving the form of this agreement;

         (d)      The resolutions of the Trustees  selecting the Investment  Manager as investment manager to the Trust and approving the form of the Investment Manager's Management Agreement with the Trust;

         (e)      The Investment Manager's Management Agreement with the Trust;

         (f)      The Code of Ethics of the Trust and of the Investment Manager as currently in effect; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Portfolio.

         The  Investment  Manager  will  furnish the  Sub-Advisor  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  became  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements become known to the Investment Manager.

3.       Delivery of Documents to the  Investment  Manager.  The  Sub-Advisor  has  furnished the  Investment  Manager with
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copies of each of the following documents:

         (a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

         (b)      The Sub-Advisor's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Advisor  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Trust assets for the Portfolio;

         (d)      The Code of Ethics of the Sub-Advisor as currently in effect.

         The  Sub-Advisor  will  thereafter  furnish the Investment  Manager with copies,  properly  certified or otherwise authenticated,  of all material  amendments  of or  supplements  to items (a), (c) and (d) above within 30 days of the time such materials  become  available to the  Sub-Advisor.  With respect to item (b) above,  the  Sub-Advisor  will  thereafter timely furnish the Investment  Manager with a copy of the document,  properly  certified or otherwise  authenticated,  upon request by the Investment Manager.

4.       Investment  Advisory  Facilities.  The  Sub-Advisor,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel required for it to execute its duties faithfully.

5.       Execution of Portfolio  Transactions.  Sub-Advisor is responsible for decisions to buy and sell securities for the
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Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission rates.  Sub-Advisor shall determine the securities to be purchased or sold by the Portfolio  pursuant to its determinations  with or through such persons,  brokers or dealers,  in conformity  with the policy with respect to brokerage as set forth in the Trust's  Prospectus and Statement of Additional  Information,  or as the Board of Trustees may determine from time to time. Generally,  Sub-Advisor's primary consideration in placing  Portfolio  securities  transactions with  broker-dealers  for execution is to obtain and maintain the  availability of best execution at the best net price and in the most effective  manner  possible.  The Sub-Advisor may consider  sale of the  shares of the  Portfolio,  as well as  recommendations  of the  Investment  Manager,  subject to the requirements of best net price and most favorable execution.

         Consistent  with this policy,  the  Sub-Advisor  will take the following  into  consideration:  the best net price available;  the  reliability,  integrity  and  financial  condition of the  broker-dealer;  the size of and  difficulty  in executing the order; and the value of the expected  contribution of the broker-dealer to the investment  performance of the
Portfolio on a continuing basis.  Accordingly,  the cost of the brokerage  commissions to the Portfolio may be greater than that  available from other brokers if the  difference is reasonably  justified by other aspects of the portfolio  execution services  offered.  Subject to such  policies  and  procedures  as the Board of  Trustees of the Trust may  determine,  the
Sub-Advisor  shall not be deemed to have  acted  unlawfully  or to have  breached  any duty  solely by reason of its having caused the Portfolio to pay a broker-dealer  that provides  research services to the Sub-Advisor for the Portfolio's use an amount of  commission  for  effecting a portfolio  investment  transaction  in excess of the amount of  commission  another broker-dealer  would have charged for effecting that  transaction,  if the  Sub-Advisor  determines in good faith that such amount of commission was reasonable in relation to the value of the research  services  provided by such broker,  viewed in terms of either that particular  transaction or the Sub-Advisor's  ongoing  responsibilities with respect to the Portfolio.
The  Sub-Advisor  is  further  authorized  to  allocate  the  orders  placed  by it on  behalf  of the  Portfolio  to  such broker-dealers  who also provide research or statistical  material,  or other services to the Portfolio or the Sub-Advisor.
Such allocation  shall be in such amounts and  proportions as the  Sub-Advisor  shall determine in good faith in conformity with  its  responsibilities  under  applicable  laws,  rules  and  regulations  and the  Sub-Advisor  will  report  on said allocations to the Investment  Manager  regularly as requested by the Investment  Manager and, in any event,  at least once each calendar year if no specific  request is made,  indicating the brokers to whom such allocations have been made and the basis therefor.  Notwithstanding  the above,  nothing shall require the Sub-Advisor to use a broker which provides research services or to use a particular broker which the Investment Manager has recommended.

6.       Reports by  Sub-Advisor.  The  Sub-Advisor  shall furnish the  Investment  Manager  monthly,  quarterly and annual
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reports  concerning  transactions  and  performance  of the  Portfolio,  including  information  required  in  the  Trust's
Registration  Statement,  in such form as may be mutually  agreed,  to review the Portfolio  and discuss the  management of
it. The  Sub-Advisor  shall  permit the  financial  statements,  books and  records  with  respect to the  Portfolio  to be inspected and audited by the Trust,  the Investment  Manager or their agents at all reasonable times during normal business hours.  The Sub-Advisor  shall  immediately  notify and forward to both Investment  Manager and legal counsel for the Trust any legal process served upon it on behalf of the Investment  Manager or the Trust.  The Sub-Advisor  shall promptly notify the Investment  Manager of any changes in any  information  concerning the Sub-Advisor or the  Sub-Advisor's  activities in connection with the investment program for the Portfolio required to be disclosed in the Trust's Registration Statement.

7.       Compensation of  Sub-Advisor.  The amount of the  compensation  to the Sub-Advisor  shall be computed at an annual
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rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net  assets of the  Portfolio  for each month, at the annual rates shown below.

         For all services rendered,  the Investment Manager will calculate and pay the Sub-Advisor at the annual rate equal to the following  percentages of the combined  average daily net assets of the Portfolio and the series of American Skandia
Advisor Funds that is managed by the  Sub-Advisor  and identified by the  Sub-Advisor  and the Investment  Manager as being similar to the  Portfolio:  .45% of the  portion of the  combined  average  daily net assets not in excess of $50  million;
plus .40% of the portion  over $50 million but not in excess of $100  million;  plus .35% of the portion  over $100 million but not in excess of $500 million; plus .30% of the portion in excess of $500 million.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio  shall be valued as set forth in the then current  registration  statement of the Trust.  If this  agreement is  terminated,  the payment  shall be prorated to the effective date of termination.

         Investment  Manager and  Sub-Advisor  shall not be  considered  as partners or  participants  in a joint  venture.
Sub-Advisor  will  pay its own  expenses  for the  services  to be  provided  pursuant  to this  Agreement  and will not be obligated  to pay any  expenses  of  Investment  Manager or the Trust.  Except as  otherwise  provided  herein,  Investment
Manager and the Trust will not be obligated to pay any expenses of Sub-Advisor.

8.       Confidential  Treatment.  It is understood that any information or  recommendation  supplied by the Sub-Advisor in
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connection  with the performance of its  obligations  hereunder is to be regarded as  confidential  and for use only by the
Investment  Manager,  the Trust or such persons the Investment  Manager may designate in connection with the Portfolio.  It is also  understood  that any  information  supplied to Sub-Advisor in connection  with the  performance of its obligations hereunder,  particularly,  but not limited to, any list of securities  which,  on a temporary  basis,  may not be bought or sold for the  Portfolio,  is to be regarded as  confidential  and for use only by the  Sub-Advisor  in connection  with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party to this  Agreement  hereby  acknowledges  that it is registered as an
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investment  advisor  under the  Investment  Advisers Act of 1940,  as amended (the  "Advisers  Act"),  that it will use its reasonable  best efforts to maintain such  registration,  and that it will promptly  notify the other if it ceases to be so registered,  if its registration is suspended for any reason, or if it is notified by any regulatory  organization or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended  or  terminated.  Each party further  acknowledges  that it is registered under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

10.      Liability.  The  Sub-Advisor  shall  use its best  efforts  and  good  faith in the  performance  of its  services
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hereunder.  However,  so long as the  Sub-Advisor  has  acted in good  faith  and has used  its best  efforts,  then in the absence of willful misfeasance,  bad faith, gross negligence or reckless disregard for its obligations hereunder,  it shall not be liable to the Trust or its shareholders or to the Investment  Manager for any act or omission  resulting in any loss suffered in any  portfolio  of the Trust in  connection  with any service to be provided  herein.  The Federal  laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver of limitation of any rights which the Trust or Investment Manager may have under applicable law.

         The  Investment  Manager  agrees that,  subject to the investment  objective,  investment  policies and investment restrictions  of the  Portfolio  as set forth in the Trust's  Registration  Statement  as in effect from time to time,  the
Sub-Advisor's  adherence  to an  investment  style  generally  used by the  Sub-Advisor  in managing any of its domestic or foreign  equity or fixed income mutual funds shall not  constitute a failure by the  Sub-Advisor  to use its best judgment, efforts and advice under this Agreement.  For purposes of this provision,  the Sub-Advisor  represents,  and the Investment
Manager  acknowledges,  that the  Sub-Advisor's  style  generally is to purchase  equity  securities of companies that have demonstrated  revenues and earnings  growth,  to keep the  Portfolio's  assets  invested to the maximum extent  practicable regardless  of the  performance  or stability  of the capital  markets and to use teams of  portfolio  managers,  assistant managers and analysts  acting  together to manage the assets of the Portfolio.  The  Investment  Manager shall consult from time to time with the  Sub-Advisor to review the  Sub-Advisor's  performance  under this  Agreement.  In the event that any claim is made by the Investment  Manager  against the  Sub-Advisor  based upon a failure by the Sub-Advisor to use its best judgment,  efforts and advice in rendering  services under this Agreement,  the Investment Manager shall bear the burden of proving such failure.

11.      Other  Activities of Sub-Advisor.  Investment  Manager  understands and agrees that the Sub-Advisor and any of its
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partners  or  employees,  and  persons  affiliated  with it or with any such  partner or  employee  may  render  investment management  or advisory  services to other  investors  and  institutions,  and such  investors  and  institutions  may own, purchase or sell,  securities  or other  interests  in  property  the same as or similar to those  which are  selected  for purchase,  holding or sale for the  Portfolio,  and the  Sub-Advisor  shall be in all  respects  free to take  action  with respect to  investments  in  securities  or other  interests  in  property  the same as or similar  to those  selected  for purchase,  holding or sale for the Portfolio.  The Investment  Manager  understands that the Sub-Advisor shall not favor or disfavor any client or class of clients in the  allocation of investment  opportunities,  so that to the extent  practical, such  opportunities  will be allocated among clients over a period of time on a fair and equitable  basis.  Notwithstanding paragraph 8 above,  nothing in this Agreement  shall impose upon the Sub-Advisor any obligation (1) to purchase or sell, or recommend  for purchase or sale,  for the  Portfolio  any security  which it, its  partners,  affiliates  or employees  may purchase or sell for the  Sub-Advisor or such  partner's,  affiliate's or employee's own accounts or for the account of any other  client,  advisory or  otherwise;  or (2) to abstain from the purchase or sale of any security for the  Sub-Advisor's other clients,  advisory or otherwise,  which the Investment  Manager has placed on the list provided pursuant to paragraph
2(g) above.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is renewable  annually  thereafter by specific  approval of the Board of Trustees of the Trust or by vote of a majority of the  outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be approved by the vote of a majority of the Trustees who are not  interested  persons under the ICA, cast in person at a meeting called for the purpose of voting on such renewal.  This  agreement  may be terminated  without  penalty at any time by the  Investment  Manager or
Sub-Advisor  upon 60 days written notice,  and will  automatically  terminate in the event of its assignment (as defined in the ICA) by either party to this  Agreement or (provided  Sub-Advisor  has received  prior  written  notice  thereof)  upon termination of the Investment Manager's Management Agreement with the Trust.

13.      Notification.  Sub-Advisor  will  notify the  Investment  Manager  within a  reasonable  time of any change in the
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personnel of the Sub-Advisor with  responsibility for making investment  decisions in relation to the Portfolio or who have been authorized to give instructions to a Custodian of the Trust.

         Any notice,  instruction or other  communication  required or  contemplated by this agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different contact person and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Advisor:               American Century Investment Management, Inc.
                           4500 Main Street
                           Kansas City, Missouri 64111
                           Attention:  William M. Lyons
                           Executive Vice President & Chief Operating Officer

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The Sub-Advisor agrees to indemnify and hold harmless Investment Manager,  any affiliated person
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within the meaning of Section 2(a)(3) of the ICA ("affiliated  person") of Investment  Manager and each person, if any who, within  the  meaning of  Section  15 of the  Securities  Act of 1933 (the  "1933  Act"),  controls  ("controlling  person")
Investment Manager,  against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses),  to which Investment  Manager or such affiliated person or controlling person may become subject under the 1933  Act,  the ICA,  the  Advisers  Act,  under  any  other  statute,  at  common  law or  otherwise,  arising  out of
Sub-Advisor's  responsibilities  hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith,  or negligence by Sub-Advisor,  any of Sub-Advisor's  employees or  representatives or any affiliate of or any person acting on behalf of  Sub-Advisor,  or (2) as a result of any  untrue  statement  or  alleged  untrue  statement  of a  material  fact contained in a prospectus  or statement of  additional  information  covering the  Portfolio or the Trust or any  amendment thereof or any  supplement  thereto or the omission or alleged  omission to state  therein a material  fact  required to be stated  therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished to Investment  Manager,  the Trust or any  affiliated person of the Investment  Manager or the Trust by the Sub-Advisor or upon verbal  information  confirmed by the Sub-Advisor in  writing  or (3) to the extent of, and as a result  of,  the  failure  of the  Sub-Advisor  to  execute,  or cause to be executed,  Portfolio  transactions  according to the standards and requirements of the ICA; provided,  however,  that in no
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case shall Sub-Advisor  indemnify the Investment  Manager or any affiliated person or controlling  person of the Investment
Manager for any liability  resulting  from the  Investment  Manager's  willful  misconduct,  bad faith or negligence in its actions with respect to the  Sub-Advisor,  the Portfolio or the Trust or  information  concerning any of them, or by reason of the Investment Manager's failure to perform its obligations and duties in the manner required under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless  Sub-Advisor,  any affiliated  person of Sub-Advisor and each  controlling  person  of  Sub-Advisor,  if any,  against  any and all  losses,  claims,  damages,  liabilities  or litigation (including  reasonable legal and other expenses),  to which Sub-Advisor or such affiliated person or controlling person may become  subject  under the 1933 Act,  the ICA,  the  Advisers  Act,  under any other  statute,  at common law or otherwise,  arising out of Investment  Manager's  responsibilities as investment manager of the Portfolio (1) to the extent of and as a result of the willful misconduct,  bad faith, or negligence by Investment Manager,  any of Investment Manager's
employees or representatives or any affiliate of or any person acting on behalf of Investment  Manager,  or (2) as a result of any untrue  statement  or alleged  untrue  statement  of a material  fact  contained  in a  prospectus  or  statement of additional  information  covering the  Portfolio or the Trust or any  amendment  thereof or any  supplement  thereto or the omission or alleged  omission to state  therein a material  fact  required to be stated  therein or  necessary  to make the statement  therein not  misleading,  if such a statement or omission was made by the Trust other than in reliance  upon and in conformity  with written  information  furnished by  Sub-Advisor,  or any affiliated  person of the Sub-Advisor or other than upon verbal information confirmed by the Sub-Advisor in writing;  provided,  however, that in no case shall Investment
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Manager  indemnify the  Sub-Advisor or any affiliated  person or controlling  person of the  Sub-Advisor  for any liability resulting  from the  Sub-Advisor's  willful  misconduct,  bad  faith or  negligence  in its  actions  with  respect  to the
Sub-Advisor,  the Portfolio or the Trust or information  concerning any of them, or by reason of the Sub-Advisor's  failure to perform its  obligations  and duties in the manner  required  under this  Agreement.  It is agreed  that the  Investment
Manager's  indemnification  obligations  under this  Section 14 will extend to  expenses  and costs  (including  reasonable attorneys  fees)  incurred by the  Sub-Advisor as a result of any litigation  brought by the  Investment  Manager  alleging
Sub-Advisor's  failure to perform its obligations  and duties in the manner  required under this Agreement  unless judgment is rendered for the Investment Manager.

15.      Warranty.  The  Investment  Manager  represents and warrants that (i) the  appointment  of the  Sub-Advisor by the
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Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated  hereby, and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing documents and other applicable laws.

         The  Sub-Advisor  represents  and  warrants  that it is  authorized  to perform the  services  contemplated  to be performed hereunder.

16.      Governing Law. This agreement is made under,  and shall be governed by and construed in accordance  with, the laws
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of the State of Connecticut.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISOR:

-----------------------------------                           -----------------------------------------
Robert F. Gunia
Executive Vice President

Date:                                                                  Date:
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Attest:                                                                Attest:
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